SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
November 18, 2008

INHIBITON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-57946	88-0448626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7315 East Peakview Avenue
Englewood, Colorado 80111
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 796-8940

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 18, 2008, the Company appointed Aaron A. Grunfeld to its board of directors.  There was no arrangement or understanding by which Mr. Grunfeld was selected by the Company.  There have been no transactions between the Company and Mr. Grunfeld since the beginning of the Company’s last fiscal year.

Mr. Grunfeld is an attorney who has been practicing law since 1971, and for his own firm in Los Angeles since 2006.  In December 2005, Mr. Grunfeld was appointed, and continues to serve, as a board member for The Metropolitan Water District of Southern California.  Mr. Grunfeld has been a director of FastFunds Financial Corporation, a publicly held company, since June 2004.  From November 1991 to December 2006, Mr. Grunfeld was a director of Hydrogen Power, Inc., a publicly traded company.  Mr. Grunfeld received an A.B. in Political Science from UCLA in 1968 and a J.D. from Columbia University in 1971.

Attached as Exhibit 99.1 is a press release dated November 19, 2008 announcing the appointment of Mr. Grunfeld.

Item 9.01.   Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit	Description
99.1	Press Release dated November 19, 2008 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INHIBITON THERAPEUTICS, INC.
Date: November 21, 2008	By: /s/ Thomas B. Olson Thomas B. Olson, Secretary